As filed with the Securities and Exchange Commission on February 20, 2009
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
Registration Statement
Under
The Securities Act of 1933

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation) (Primary Standard Industrial Classification Code Number)
35-1068133
(I.R.S. Employer Identification No.)
100 North Michigan Street, South Bend, Indiana 46601 (574) 235-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John B. Griffith, Esquire
General Counsel
1st Source Corporation
100 North Michigan Street
South Bend, Indiana 46601
(574) 235-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Thomas M. Maxwell, Esquire Barnes & Thornburg LLP 11 South Meridian Street Indianapolis, Indiana 46204 (317) 231-7796

Approximate date of commencement of proposed sale to the public:    As soon as practicable following the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ❒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ❒

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ❒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ❒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	❒	Accelerated filer	☒
Non-accelerated filer	❒	Smaller reporting company	❒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of Registration Fee
Fixed Rate Cumulative Perpetual Preferred Stock, Series A, without par value	111,000 shares	$1,000	(1)	$111,000,000	(1)	$4,362
Warrant to Purchase Common Stock, without par value (2)	837,947 shares	--	(3)	--	(3)	--	(3)
Common Stock, without par value	837,947 shares	$19.87	(4)	$16,650,007		$655
Total:				$127,650,007		$5,017

(1)
Calculated in accordance with Rule 457 and includes such additional number of shares of Fixed Rate Cumulative Perpetual Preferred, Series A, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends or similar transactions.

(2)
This Registration Statement covers (a) a warrant for the purchase of 837,947 shares of common stock with an initial per share exercise price of $19.87 per share, (b) the 837,947 shares of common stock issuable upon exercise of such warrant and (c) such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, which shares of common stock are registered hereunder pursuant to Rule 416.

(3)	Pursuant to Rule 457(g), no separate registration fee is required with respect to the warrant as it is being registered in the same registration statement as the common stock offered pursuant thereto.
(4)	Calculated in accordance with Rule 457(g) based upon the per share exercise price of the warrant of $19.87.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities described in this prospectus cannot be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated February 20, 2009

Fixed Rate Cumulative Perpetual Preferred Stock, Series A, without par value
Warrant to Purchase 837,947 Share of Common Stock, without par value
837,947 Shares of Common Stock, without par value

    This prospectus relates to the potential resale from time to time by selling securityholders of some or all of our fixed rate cumulative perpetual preferred stock, series A, without par value, referred to as the series A preferred stock, some or all of a warrant to purchase 837,947 shares of common stock, referred to as the warrant, and any shares of common stock issuable from time to time upon exercise of the warrant. In addition, this prospectus covers the issuance by us of common stock upon the exercise of the warrant by the holders other than the initial selling securityholder. In this prospectus, we refer to the shares of series A preferred stock, the warrant and the shares of common stock issuable upon exercise of the warrant, collectively, as the securities. We originally issued the series A preferred stock and the warrant pursuant to the Letter Agreement, dated January 23, 2009, and the related Securities Purchase Agreement - Standard Terms, between us and the United States Department of the Treasury, which we refer to as the Treasury or the initial selling securityholder, as part of the Treasury’s Troubled Asset Relief Program Capital Purchase Program, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, referred to as the Securities Act.

    The initial selling securityholder and its successors, including transferees, which we collectively refer to as the selling securityholders, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.

    We will not receive any proceeds from the sale of securities by the selling securityholders. If the warrant is exercised in full for cash, we will receive proceeds of approximately $16,650,000.

    Neither the series A preferred stock nor the warrant is listed on an exchange, and, unless requested by the initial selling securityholder, we do not intend to list the series A preferred stock or the warrant on any exchange.

    Our common stock trades on the Nasdaq Global Select Market under the symbol “SRCE.” On February 19, 2009, the closing price of our common stock on the Nasdaq Global Select Market was $17.57 per share. You are urged to obtain current market quotations of the common stock.

    This investment involves risks. See “Risk Factors” on page 4.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             .

  i

ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, referred to as the SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, the selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus. In addition, this prospectus covers our issuance of common stock upon the exercise of the warrant by the holders other than the initial selling securityholder.

    We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and any underwriters have not, authorized anyone to provide you with information different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

    We are not offering to sell shares of common stock or seeking offers to buy shares of common stock in any jurisdiction where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock offered hereby. As used in this prospectus, “1st Source,” “we,” “our,” “ours” and “us” refer to 1st Source Corporation and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus, including information incorporated into this prospectus by reference, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

    All statements other than statements of historical fact are statements that could be forward-looking statements.  Words such as “believe”, “contemplate”, “seek”, “estimate”, “plan”, “project”, “anticipate”, “assume”, “expect”, “intend”, “targeted”, “continue”, “remain”, “will”, “should”, “indicate”, “would”, “may,” “possible” and other similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  The forward-looking statements are based on our expectations and are subject to a number of risks and uncertainties.

    All written or oral forward-looking statements that are made by or attributable to us are expressly qualified in their entirety by this cautionary notice.  We have no obligation and do not undertake to update, revise, or correct any of the forward-looking statements after the date of this report, or after the respective dates on which such statements otherwise are made.  We have expressed our expectations, beliefs, and projections in good faith and we believe they have a reasonable basis.  However, we make no assurances that our expectations, beliefs, or projections will be achieved or accomplished.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation, the following:

•	Local, regional, national, and international economic conditions and the impact they may have on us and our clients and our assessment of that impact.

•	Changes in the level of nonperforming assets and charge-offs.

•	Changes in estimates of future cash reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.

•	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.

•	Inflation, interest rate, securities market, and monetary fluctuations.

•	Political instability.

•	Acts of war or terrorism.

•	Substantial increases in the cost of fuel.

•	The timely development and acceptance of new products and services and perceived overall value of these products and services by others.

•	Changes in consumer spending, borrowings, and savings habits.

•	Changes in the financial performance and/or condition of our borrowers.

•	Technological changes.

•	Acquisitions and integration of acquired businesses.

•	The ability to increase market share and control expenses.

•	Changes in the competitive environment among bank holding companies.

•	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply.

•
The effect of changes in accounting policies and practices and auditing requirements, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters.

•	Changes in our organization, compensation, and benefit plans.

•
The costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquires and the results of regulatory examinations or reviews.

•	Greater than expected costs or difficulties related to the integration of new products and lines of business.

•	Our success at managing the risks described under the caption “Risk Factors.”

    Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

SUMMARY

    We are a bank holding company incorporated in the State of Indiana and headquartered in South Bend, Indiana.  We provide, through our subsidiaries a broad array of financial products and services. Our principal subsidiary, 1st Source Bank, offers commercial and consumer banking services, trust and investment management services, and insurance to individual and business clients through most of its 79 banking center locations in 17 counties in Indiana and Michigan, seven Trust and Wealth Management locations and seven 1st Source Insurance offices. 1st Source Bank’s Specialty Finance Group, with 24 locations nationwide, offers specialized financing services for new and used private and cargo aircraft, automobiles and light trucks for leasing and rental agencies, medium and heavy duty trucks, construction equipment, and environmental equipment.  While concentrated in certain equipment types, we enjoy serving a very diverse client base.  We are not dependent upon any single industry or client.

    Our executive and administrative offices are located at 100 North Michigan Street, South Bend, Indiana 46601 and our telephone number is (574) 235-2000.

The Offering:

Shares of fixed rate cumulative perpetual preferred stock, series A, without par value, offered in this prospectus	111,000 shares

Warrant offered in this prospectus	Warrant to purchase 837,947 shares of common stock

Common stock offered in this prospectus	837,947 shares of common stock issuable upon exercise of the warrant

Common stock outstanding as of February 19, 2009	24,945,647 shares

Use of proceeds
We will not receive any proceeds from the sale of the securities by the selling securityholders. If the warrant is exercised in full for cash, we will receive proceeds of approximately $16,650,000, which we intend to use for general corporate purposes. See “Use of Proceeds.”

Risk factors	The warrant and shares of common stock offered in this prospectus involve a high degree of risk. See “Risk Factors.”

Nasdaq Global Select Market for our common stock	“SRCE”

RISK FACTORS

    Investing in our securities involves a high degree of risk. Please see the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 as well as any updated risk factors described in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q which we may file with the SEC in the future, all of which are incorporated by reference in this prospectus and in any accompanying prospectus supplement.

    Before making an investment decision, you should carefully consider these risks as well as information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that currently seem immaterial may also affect our business operations.  You should also consider the other important factors that can affect our business discussed under the caption “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

    We will not receive any proceeds from the sale of the securities by the selling securityholders. If the warrant is exercised in full for cash, we will receive proceeds of approximately $16,650,000, which we intend to use for general corporate purposes.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

    No shares of the series A preferred stock, or any other class of preferred stock, were outstanding during the years ended December 31, 2008, 2007, 2006, 2005 or 2004, and we did not pay preferred stock dividends during those periods. Consequently, the ratios of earnings to fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges for such periods. The ratios of earnings to fixed charges for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 are as follows:

Consolidated Ratios of Earnings to Fixed Charges

	Year ended December 31,
	2008	2007	2006	2005	2004
Excluding interest on deposits	3.86	3.13	4.40	4.59	4.06
Including interest on deposits	1.45	1.31	1.58	1.70	1.65

    For purposes of computing these ratios, earnings represent income or loss before income tax expense and fixed charges. Fixed charges, excluding interest on deposits, include interest (other than on deposits), whether expensed or capitalized. Fixed charges, including interest on deposits, consist of the foregoing items plus interest on deposits.

DETERMINATION OF OFFERING PRICE

    This offering is being made solely to allow the  selling securityholders to offer and sell the securities to the public.  The selling securityholders may offer for resale some or all of their securities at the time and price that they choose.  On any given day, the price per share of our common stock is likely to be based on the market price for our common stock, as quoted on the Nasdaq Global Select Market.

DESCRIPTION OF SERIES A PREFERRED STOCK

    The following is a brief description of the terms of the series A preferred stock that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by, reference to our articles of incorporation, as amended, including the certificate of designations with respect to the series A preferred stock, copies of which have been filed with the SEC and are also available upon request from us.

General

    Under our articles of incorporation, as amended, we have authority to issue up to 10,000,000 shares of preferred stock, without par value. Of such number of shares of preferred stock, 111,000 shares have been designated as series A preferred stock, all of which shares of series A preferred stock were issued to the Treasury in a transaction exempt from the registration requirements of the Securities Act. The issued and outstanding shares of series A preferred stock are validly issued, fully paid and nonassessable. No other shares of preferred stock are issued and outstanding as of the date hereof.

Dividends Payable on Shares of Series A Preferred Stock

    Holders of shares of series A preferred stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of series A preferred stock with respect to each dividend period from January 23, 2009 to, but excluding, February 15, 2014. From and after February 15, 2014, holders of shares of series A preferred stock are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of series A preferred stock with respect to each dividend period thereafter.

    Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a “dividend payment date,” starting with February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the series A preferred stock are payable to holders of record of shares of series A preferred stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

    If we determine not to pay any dividend or a full dividend with respect to the series A preferred stock, we are required to provide written notice to the holders of shares of series A preferred stock prior to the applicable dividend payment date.

    Since we receive substantially all of our revenue from dividends from 1st Source Bank, our ability to pay dividends on our common stock or preferred stock depends on our receipt of dividends from 1st Source Bank. Dividend payments from 1st Source Bank are subject to legal and regulatory limitations, generally based on net income and retained earnings. The ability of 1st Source Bank to pay dividends to us is also subject to its profitability, financial condition, capital expenditures and other cash flow requirements. In addition, we are subject to Indiana state laws relating to the payment of dividends.

Priority of Dividends

    With respect to the payment of dividends and the amounts to be paid upon liquidation, the series A preferred stock will rank:

•	senior to our common stock and all other equity securities designated as ranking junior to the series A preferred stock; and

•
at least equally with all other equity securities designated as ranking on a parity with the series A preferred stock, or parity stock, with respect to the payment of dividends and distribution upon any liquidation, dissolution or winding-up of 1st Source.

    So long as any shares of series A preferred stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on the common stock or other junior stock, other than a dividend payable solely in common stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the series A preferred stock for all prior dividend periods, other than:

•
purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business and consistent with past practice pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•
purchases or other acquisitions by broker-dealer subsidiaries of 1st Source solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•	purchases by broker-dealer subsidiaries of 1st Source for resale pursuant to an offering by us of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or redemptions or repurchases of rights pursuant to any shareholders’ rights plan;

•
the acquisition of record ownership by 1st Source or any of its subsidiaries of junior stock or parity stock for the beneficial ownership of any other person who is not 1st Source or any of its subsidiaries, including as trustee or custodian; and

•
the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such exchange or conversion is required pursuant to binding contractual agreements entered into before January 23, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

    If we repurchase shares of series A preferred stock from a holder other than the Treasury, we must offer to repurchase a ratable portion of the series A preferred stock then held by the Treasury on the same terms and conditions.

    On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the series A preferred stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the series A preferred stock), with respect to the series A preferred stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

    Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors, or a duly authorized committee of the board, may be declared and paid on our common stock and any other stock ranking equally with or junior to the series A preferred stock from time to time out of any funds legally available for such payment, and the series A preferred stock shall not be entitled to participate in any such dividend. Prior to the earlier of January 23, 2012, or the date on which all of the series A preferred stock has been redeemed or Treasury has transferred all of the shares of series A preferred stock to third parties that are not affiliates of Treasury, we may not, without the consent of Treasury, declare or pay a dividend or make any distribution on our common stock, other than regular quarterly cash dividends of not more than $0.16 per share of common stock, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction; dividends payable solely in shares of our common stock; and dividends or distributions of rights or junior stock in connection with a shareholders’ rights plan.

Redemption

    The series A preferred stock may not be redeemed prior to February 15, 2012, unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) of not less than $27,750,000, which equals 25% of the aggregate liquidation amount of the series A preferred stock on the date of issuance. In such a case, we may redeem the series A preferred stock, subject to the approval of the Federal Reserve Bank of Chicago, or FRB, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “qualified equity offering” is a sale and issuance for cash by us, to persons other than 1st Source or its subsidiaries after January 23, 2009, of shares of perpetual preferred stock, common stock or a combination thereof, that in each case qualify as tier 1 capital of 1st Source at the time of issuance under the applicable risk-based capital guidelines of the FRB. Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008.

    On or after February 15, 2012, the series A preferred stock may be redeemed at any time, subject to the approval of the FRB, in whole or in part, subject to notice as described below.

    In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends to, but excluding, the date of redemption.

    The series A preferred stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of series A preferred stock have no right to require the redemption or repurchase of the series A preferred stock. Our board of directors, or a duly authorized committee of the board of directors, has full power and authority to prescribe the terms and conditions upon which the series A preferred stock will be redeemed from time to time, subject to the provisions of the certificate of designations.

    If fewer than all of the outstanding shares of series A preferred stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of series A preferred stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a duly authorized committee thereof may determine to be fair and equitable.

    Notwithstanding the foregoing, The American Recovery and Reinvestment Act of 2009 (“ARRA”), which was signed into law by President Obama on February 17, 2009, provides that the Secretary of the Treasury shall permit a recipient of funds under the Troubled Assets Relief Program, subject to consultation with the recipient’s appropriate Federal banking agency, to repay such assistance without regard to whether the recipient has replaced such funds from any other source or to any waiting period.  ARRA further provides that when the recipient repays such assistance, the Secretary of the Treasury shall liquidate the warrants associated with the assistance at the current market price.  While Treasury has not yet issued implementing regulations, it appears that ARRA will permit 1st Source, if it so elects and following consultation with the FRB, to redeem the series A preferred stock at any time without restriction.

    We will mail notice of any redemption of series A preferred stock by first class mail, postage prepaid, addressed to the holders of record of the shares of series A preferred stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of series A preferred stock designated for redemption will not affect the redemption of any other series A preferred stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of series A preferred stock are to be redeemed, and the number of shares of series A preferred stock to be redeemed (and, if less than all shares of series A preferred stock held by the applicable holder, the number of shares to be redeemed from the holder).

    Shares of series A preferred stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights

    In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of series A preferred stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the series A preferred stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities, but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the series A preferred stock.

    If our assets are not sufficient to pay the total liquidation amount in full to all holders of series A preferred stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of series A preferred stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of series A preferred stock has been paid in full to all holders of series A preferred stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the series A preferred stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

    For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

    Except as indicated below or otherwise required by law, the holders of series A preferred stock will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends

    If the dividends on the series A preferred stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of series A preferred stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the “preferred stock directors,” at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. Upon payment in full of all accrued and unpaid dividends, the right to elect preferred stock directors will terminate, subject to revesting in the event that dividends on the series A preferred stock are not paid for an aggregate of six quarterly dividend payments. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of The Nasdaq Stock Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

    Upon the termination of the right of the holders of series A preferred stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of 1st Source will be reduced by the number of preferred stock directors that the holders of series A preferred stock and voting parity stock had been entitled to elect. The holders of a majority of shares of series A preferred stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares of series A preferred stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights

    So long as any shares of series A preferred stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our articles of incorporation, as amended, the vote or consent of the holders of at least 66 2/3% of the shares of series A preferred stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•
any amendment or alteration of the certificate of designations for the series A preferred stock or our articles of incorporation, as amended, to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the series A preferred stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of 1st Source;

•
any amendment, alteration or repeal of any provision of the certificate of designations for the series A preferred stock or our articles of incorporation, as amended, so as to adversely affect the rights, preferences, privileges or voting powers of the series A preferred stock; or

•
any consummation of a binding share exchange or reclassification involving the series A preferred stock or of a merger or consolidation of 1st Source with another entity, unless the shares of series A preferred stock remain outstanding following any such transaction or, if 1st Source is not the surviving or resulting entity or its ultimate parent, are converted into or exchanged for preference securities, and such remaining outstanding shares of series A preferred stock or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the series A preferred stock, taken as a whole.

    To the extent of the voting rights of the series A preferred stock, each holder of series A preferred stock will have one vote for each $1,000 of liquidation preference to which such holder’s shares of series A preferred stock are entitled.

    The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of series A preferred stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of series A preferred stock to effect the redemption.

DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK

    The following is a brief description of the terms of the warrant that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by, reference to the warrant, a copy of which has been filed with the SEC and is also available upon request from us.

Shares of Common Stock Subject to the Warrant

    The warrant is initially exercisable for 837,947 shares of our common stock. If we complete one or more qualified equity offerings, as described at “Description of Series A Preferred Stock – Redemption,” on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $111,000,000, which is equal to 100% of the aggregate fixed liquidation amount of our $1,000 per share series A preferred stock, plus any accrued and unpaid dividends, the number of shares of common stock underlying the warrant then held by the Treasury will be reduced by 50% to 418,974 shares. The number of shares subject to the warrant are subject to the further adjustments described below under the heading “-Adjustments to the Warrant.”

Exercise of the Warrant

    The initial exercise price applicable to the warrant is $19.87 per share of common stock for which the warrant may be exercised. The warrant may be exercised at any time on or before January 23, 2019 by surrender of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price for the shares of common stock for which the warrant is being exercised. The exercise price may be paid either by the withholding by 1st Source of such number of shares of common stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant, determined by reference to the market price of our common stock on the trading day on which the warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash, certified or cashier’s check, or wire transfer, in an amount equal to the aggregate exercise price. The exercise price applicable to the warrant is subject to the further adjustments described below under the heading “-Adjustments to the Warrant.”

    Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last trading day preceding the exercise of the warrant, less the prorated exercise price of the warrant, for any fractional shares that would have otherwise been issuable upon exercise of the warrant. We will at all times reserve the aggregate number of shares of our common stock for which the warrant may be exercised. We have listed the shares of common stock issuable upon exercise of the warrant with the Nasdaq Global Select Market.

Rights as a Shareholder

    The warrantholder shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised.

Transferability; Restrictions on Exercise of Warrant

    The initial selling securityholder may not transfer a portion of the warrant, and/or exercise the warrant, with respect to more than 418,974 shares of common stock until the earlier of the date on which 1st Source has received aggregate gross proceeds from one or more qualified equity offerings of at least $111,000,000 and December 31, 2009. The warrant, and all rights under the warrant, are otherwise transferable and exercisable.

Adjustments to the Warrant

    Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the warrant may be exercised and the exercise price applicable to the warrant will be proportionately adjusted in the event we pay dividends or make distributions on our common stock in shares of our common stock, or subdivide, combine or reclassify outstanding shares of our common stock.

    Anti-dilution Adjustment. Until the earlier of January 23, 2012 and the date the initial selling securityholder no longer holds the warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•
in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder, on a basis consistent with capital-raising transactions by comparable financial institutions; and

•	in connection with the exercise of preemptive rights on terms existing as of January 23, 2009.

    Other Distributions. If we declare any dividends or distributions other than a quarterly cash dividend equal to or less than $0.16 per share, the exercise price of the warrant will be adjusted to reflect such dividend or distribution.

    Certain Repurchases. If we effect a pro rata repurchase of common stock, both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.

    Business Combinations. In the event of a merger, consolidation or similar transaction involving 1st Source and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the warrant shall be converted into the right to exercise the warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the warrant may be exercised, as if the warrant had been exercised prior to such merger, consolidation or similar transaction.

DESCRIPTION OF COMMON STOCK

General

    The following is a brief description of our common stock that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our charter documents and amended by-laws.  See “Where You Can Find More Information.”

    We have 40,000,000 shares of authorized common stock, without par value per share, of which 24,945,647 shares were outstanding as of February 19, 2009.

    Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders.  Holders of shares of common stock are not entitled to cumulative voting rights in the election of directors.  In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences, if any, on any outstanding shares of preferred stock.  Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The common stock is not redeemable. All of the outstanding shares of 1st Source common stock are fully paid and non-assessable.

    Our series A preferred stock has, and any other series of preferred stock upon issuance will have, preference over our common stock with respect to the payment of dividends. Our preferred stock also has such other preferences as currently, or as may be, fixed by our board of directors.  We may pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding series of preferred stock for the then current period and, in the case of any cumulative preferred stock, including the series A preferred stock, all prior periods.  Prior to the earlier of January 23, 2012, or the date on which all of the series A preferred stock has been redeemed or Treasury has transferred all of the shares of series A preferred stock to third parties that are not affiliates of Treasury, we may not, without the consent of Treasury, declare or pay a dividend or make any distribution on our common stock, other than regular quarterly cash dividends of not more than $0.16 per share of common stock, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction; dividends payable solely in shares of our common stock; and dividends or distributions of rights or junior stock in connection with a shareholders’ rights plan.

    Our common stock is listed on the Nasdaq Global Select Market.

Transfer Agent and Registrar

    The transfer agent and registrar for 1st Source common stock is American Stock Transfer Company.

PLAN OF DISTRIBUTION

    The selling securityholders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

    The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, in the following manner:

•
on any national securities exchange or quotation service on which the warrant or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Global Select Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

    In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

    In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholders may also sell short the securities and deliver securities to close out short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.

    The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any. If the warrant is exercised in full for cash, we will receive proceeds of approximately $16,650,000, which we intend to use for general corporate purposes.

    In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

    In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, referred to as the Exchange Act.

    In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

    The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq Global Select Market pursuant to Rule 153 under the Securities Act.

    At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

    We do not intend to apply for listing of the warrant on any securities exchange or for inclusion of the warrant in any automated quotation system unless requested by the initial selling shareholder. No assurance can be given as to the liquidity of the trading market, if any, for the warrant.

    We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to register the securities and bear substantially all expenses in connection with the registration of the securities covered by this prospectus.

SELLING SECURITYHOLDERS

    On January 23, 2009, we issued the securities covered by this prospectus to the United States Department of Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:

•	a warrant to purchase 837,947 shares of our common stock, representing beneficial ownership of approximately 3.3% of our common stock as of January 23, 2009; and

•	837,947 shares of our common stock issuable upon exercise of the warrant, which shares, if issued, would represent ownership of approximately 3.3% of our common stock as of January 23, 2009.

    For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholders.

    Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities.

    We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

    Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us.

    Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

LEGAL MATTERS

    The validity of the series A preferred stock, the warrant and the common stock offered hereby have been passed upon for us by Barnes & Thornburg LLP.

EXPERTS

    The consolidated financial statements of 1st Source Corporation appearing in 1st Source Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2008 and the effectiveness of 1st Source Corporation’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet website at http://www.sec.gov or on our website at www.1stsource.com. The information on the websites listed above is not and should not be considered part of this prospectus and is not incorporated by reference in this document. Those websites are and are only intended to be inactive textual references.

INCORPORATION BY REFERENCE

    We incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities under this prospectus; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. The information incorporated by reference into this prospectus is considered a part of this prospectus, and information that we file later with the Securities and Exchange Commission, prior to the termination of the offering of common stock under this prospectus, will automatically update and supersede the previously filed information.

•	Our Annual Report on Form 10-K for our fiscal year ended December 31, 2008.

•	Our Current Report on Form 8-K filed on January 23, 2009.

•
The information set forth under the caption “Description of Registrant’s Securities to be Registered” in the registrant’s Registration Statement on Form S-2, Reg. No. 33-9087, dated December 16, 1986, including any amendments or reports filed for the purpose of updating that description.

    You may request a copy of these filings (other than exhibits to documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates), at no cost, by writing to or telephoning us at the following address:

1st Source Corporation
100 North Michigan Street
South Bend, Indiana 46601
(574) 235-2000

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

    The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the Securities being registered hereby, all of which will be borne by 1st Source (except any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$5,017
Legal fees and expenses	$20,000
Accounting Fees	$5,000
Miscellaneous Expenses	$5,000
Total expenses	$35,017

Item 15. Indemnification of Directors and Officers

    The Indiana Business Corporation Law provides in regard to indemnification of directors and officers as follows:

    23-1-37-8 Indemnification of director against liability

    Sec. 8. (a) A corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

(1) the individual’s conduct was in good faith; and

(2) the individual reasonably believed:

(A) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and

(B) in all other cases, that the individual’s conduct was at least not opposed to its best interests; and

(3) in the case of any criminal proceeding, the individual either:

(A) had reasonable cause to believe the individual’s conduct was lawful; or

(B) had no reasonable cause to believe the individual’s conduct was unlawful.

(b) A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).

(c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

23-1-37-9 Mandatory indemnification of director against expense

Sec. 9. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

23-1-37-13 Officers, employees or agents; indemnification and advance of expense

Sec. 13. Unless a corporation’s articles of incorporation provide otherwise:

(1) an officer of the corporation, whether or not a director, is entitled to mandatory indemnification under section 9 of this chapter, and is entitled to apply for court-ordered indemnification under section 11 of this chapter, in each case to the same extent as a director;

(2) the corporation may indemnify and advance expenses under this chapter to an officer, employee, or agent of the corporation, whether or not a director, to the same extent as to a director; and

(3) a corporation may also indemnify and advance expenses to an officer, employee, or agent, whether or not a director, to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

23-1-37-15 Indemnification rights under articles of incorporation, bylaws, or resolutions

Sec. 15. (a) The indemnification and advance for expenses provided for or authorized by this chapter does not exclude any other rights to indemnification and advance for expenses that a person may have under:

(1) a corporation’s articles of incorporation or bylaws;

(2) a resolution of the board of directors or of the shareholders; or

(3) any other authorization, whenever adopted, after notice, by a majority vote of all the voting shares then issued and outstanding.

(b) If the articles of incorporation, bylaws, resolutions of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles, bylaws, resolution of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses.

(c) This chapter does not limit a corporation’s power to pay or reimburse expenses incurred by a director, officer, employee, or agent in connection with the person’s appearance as a witness in a proceeding at a time when the person has not been made a named defendant or respondent to the proceeding.

Article VIII of the Articles of Incorporation of the Registrant provides:

    “The Corporation shall, to the fullest extent permitted in and in the manner provided by Chapter 37 of the Act, indemnify every person who is or was a Director of the Corporation. The Corporation may advance expenses to every person who is or was a Director of the Corporation to the fullest extent permitted in and in the manner provided by Chapter 37 of the Act. The Corporation shall indemnify and advance expenses to every person who is or was an Officer of the Corporation to the same extent as if such person were a Director of the Corporation. The foregoing indemnification and advance of expenses for Directors and Officers of the Corporation shall apply when such persons are serving in their official capacity with the Corporation, when serving at the Corporation’s request while a Director or Officer of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, and when serving as a director or officer of any corporation at least eighty percent (80%) of the voting capital stock of which is owned of record by the Corporation. All references in this paragraph to Chapter 37 of the Act shall be deemed to include any amendment or successor thereto. Nothing contained in this paragraph shall limit or preclude the exercise of any right relating to indemnification or advance of expenses to any person who is or was a Director or Officer of the Corporation or the ability of the Corporation to otherwise indemnify or advance expenses to any such person. The foregoing provisions shall be binding upon any successor to the Corporation so that each person who is or was a Director or

Officer of the Corporation shall be in the same position with respect to any resulting, surviving, or succeeding entity as he or she would have been had the separate legal existence of the Corporation continued; provided, that unless expressly provided or agreed otherwise, this sentence shall be applicable only to Directors and Officers acting in such capacity prior to termination of the separate legal existence of the Corporation. If any word, clause, or sentence of the foregoing provisions regarding indemnification or advancement of expenses shall be held invalid as contrary to law or public policy, it shall be severable and the provisions remaining shall not be otherwise affected. This paragraph shall be interpreted and enforced so as to give maximum rights to indemnification and advance of expenses to each person who is or was a Director or Officer of the Corporation. If any Court holds any word, clause, or sentence of this paragraph invalid, the Court is authorized and empowered to rewrite these provisions to achieve such purpose.”

Article 8 of the By-Laws of the Registrant provides as follows:

8.01  INDEMNIFICATION:

(A)    Every person who is or was a Director or Officer of the Corporation shall be indemnified by the Corporation against all liability, including any obligation to pay a judgment, settlement, penalty, excise tax, or fine, and against reasonable expenses, including counsel fees, actually incurred by such person in his or her Official Capacity, provided that such person is determined in the manner specified in D below to have met the standard of conduct specified in E below.  Upon demand for such indemnification, the Corporation shall proceed as provided in D below to determine whether such person is so entitled to indemnification.

(B)    Every person who is or was a Director or Officer of the Corporation shall be indemnified by the Corporation against reasonable expenses, including counsel fees, actually incurred by such person in connection with any Proceeding to which such person was a party because of such person serving in his or her Official Capacity if such person was wholly successful, on the merits or otherwise, in the defense of such Proceeding.

(C)    The Corporation may, upon authorization of those entitled to select counsel under D.(3) below, pay for or reimburse the reasonable expenses, including counsel fees, incurred by any person who is or was a Director or Officer of the Corporation in connection with any Proceeding to which such person is a Party because of such person serving in his or her Official Capacity in advance of final disposition of the Proceeding if:

    (1)    The person furnishes the Corporation a written affirmation of the person’s good faith belief that the person has met the standard of conduct specified in E below;

    (2)    The person furnishes the Corporation an unlimited general written undertaking, executed personally or on the person’s behalf, to repay the advance if it is ultimately determined that the person did not meet such standard of conduct; and

    (3)    A determination is made in the manner specified in D below that the facts then known to those making the determination would not preclude indemnification under A above.

(D)    The determination shall be made by any one of the following procedures, as selected by the Board of Directors by majority vote of the entire Board of Directors:

    (1)    By the Board of Directors by majority vote of a quorum consisting of Directors not at the time parties to the proceeding as to which indemnification or advancement of expenses is at issue.

    (2)    If a quorum cannot be obtained under Subdivision (1), by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are Parties may participate), consisting solely of two or more Directors not at the time Parties to the Proceeding.

    (3)    By special legal counsel selected by the Board of Directors or its committee in the manner prescribed in Subdivision (1) or (2); or, if a quorum of the Board of Directors cannot be obtained under Subdivision (1) and a committee cannot be designated under Subdivision (2), by special legal counsel selected by majority vote of the full Board of Directors (in which selection Directors who are Parties may participate).

    (4)    By a majority vote of shareholders excluding shares owned or controlled by Directors or Officers who at the time of the vote are Parties to the Proceeding.

(E)    The standard of conduct for any act or omission is as follows:

    (1)    In the case of any criminal Proceeding, the person either had reasonable cause to believe that the person’s conduct was lawful, or, had no reasonable cause to believe the person’s conduct was unlawful.

    (2)    In all other cases, either (a)(i) the person’s conduct was in good faith, and (ii) the person reasonably believed that the person’s conduct was in the Corporation’s best interest, or, in the situation described in F.(3)(c) below, the person reasonably believed that the person’s conduct was not opposed to the Corporation’s best interests; or (b) the person’s breach of or failure to act in accordance with the standard set forth in E.(2)(a) above did not constitute willful misconduct or recklessness.  A person’s conduct with respect to an employee benefit plan for a purpose which the person reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of E.(2)(b).

    (3)    The termination of a Proceeding by judgment, order, agreement, or settlement, or upon conviction or a plea of nolo contendere, or the equivalent of any of the foregoing, is not, of itself, determinative that the person did not meet the standard of conduct.

(F)    As used hereinabove with respect to indemnification, the following terms have the following meanings:

    (1)    DIRECTOR means an individual who is or was a director of the Corporation.  “Director” includes the heirs, estate, executors, administrators, and personal representatives of a Director.

    (2)    OFFICER means an individual who is or was an officer of the Corporation.  “Officer” includes the heirs, estate, executors, administrators, and personal representatives of an Officer.

    (3)    OFFICIAL CAPACITY means: (a) when used with respect to a Director, the position of Director of the Corporation; (b) when used with respect to an Officer, the office in the Corporation held by an Officer, and (c) when used with respect to a Director or Officer, any service by a person while a Director or Officer of the Corporation at the Corporation’s specific request, as a Director, Officer, partner, trustee, employee, or agent of the Corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.  For these purposes, a person is considered to be serving an employee benefit plan at the Corporation’s specific request of the person’s duties to the Corporation also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan.

    (4)    PARTIES means persons who were, are, or are threatened to be named defendant or respondent in a Proceeding.

    (5)    PROCEEDING means any threatened, pending, or completed action, suit, proceeding, or appeal therefrom, whether civil, criminal, administrative, regulatory, or investigative, and whether formal or informal.

(G)    The Corporation reserves the right to purchase and maintain insurance for the matters covered by these provisions and to the extent of such insurance payments these provisions shall not be effective.

Item 16. Exhibits

Exhibit No.	Description
4.1
Form of Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, Without Par Value, and With a Liquidation Preference of $1,000 per share (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 23, 2009 and incorporated herein by reference)

4.2	Warrant for Purchase of Shares of Common Stock (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on January 23, 2009 and incorporated herein by reference)
4.3
Certificate of Designations of Fixed Rate Cumulative Preferred Stock, Series A, dated January 21, 2009 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 23, 2009 and incorporated herein by reference)

4.4
Letter Agreement, dated January 23, 2009, between 1st Source Corporation and the United States Department of the Treasury (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 23, 2009 and incorporated herein by reference)

5.1*	Opinion of Barnes & Thornburg LLP
12.1*	Computation of Ratios of Earnings to Fixed Charges for Periods Ended September 30, 2008 and December 31, 2007, 2006, 2005, 2004 and 2003
23.1*	Consent of Ernst & Young LLP
23.2	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
24.1*	Limited Power of Attorney
* Filed herewith

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(1)
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Bend, State of Indiana, on February 20, 2009.

1st Source Corporation

By:	/s/ Christopher J. Murphy III
Christopher J. Murphy III
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE(S)		DATE

/s/ Christopher J. Murphy III	Chairman, President and Chief Executive Officer and Director	) )
Christopher J. Murphy III		)
)
/s/ Larry E. Lentych	Treasurer and Chief Financial Officer	)
Larry E. Lentych		)
)
/s/ Daniel B. Fitzpatrick	Director	)
Daniel B. Fitzpatrick		)
)
/s/ Terry L. Gerber	Director	)
Terry L. Gerber		)
)
/s/ Lawrence E. Hiler	Director	)
Lawrence E. Hiler		)
)
/s/ William P. Johnson	Director	)
William P. Johnson		)
)
/s/ Wellington D. Jones III	Director	)	February 20, 2009
Wellington D. Jones III		)
)
/s/ Craig A. Kapson	Director	)
Craig A. Kapson		)
)
/s/ Rex Martin	Director	)
Rex Martin		)
)
/s/ Dane A. Miller	Director	)
Dane A. Miller		)
)
/s/ Timothy K. Ozark	Director	)
Timothy K. Ozark		)
)
/s/ John T. Phair	Director	)
John T. Phair		)
)
/s/ Mark D. Schwabero	Director	)
Mark D. Schwabero		)

EXHIBIT INDEX

Exhibit No.	Description
4.1
Form of Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, Without Par Value, and With a Liquidation Preference of $1,000 per share (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 23, 2009 and incorporated herein by reference)

4.2	Warrant for Purchase of Shares of Common Stock (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on January 23, 2009 and incorporated herein by reference)
4.3
Certificate of Designations of Fixed Rate Cumulative Preferred Stock, Series A, dated January 23, 2009 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 23, 2009 and incorporated herein by reference)

4.4
Letter Agreement, dated January 23, 2009, between 1st Source Corporation and the United States Department of the Treasury (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 23, 2009 and incorporated herein by reference)

5.1*	Opinion of Barnes & Thornburg LLP
12.1*	Computation of Ratios of Earnings to Fixed Charges for Periods Ended December 31, 2008, 2007, 2006, 2005 and 2004
23.1*	Consent of Ernst & Young LLP
23.2	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
24.1*	Limited Power of Attorney

* Filed herewith.

E-1